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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of


Nassda Corporation:



   We consent to the use in this Amendment No. 1 to Registration Statement No. 333-68934 of Nassda Corporation on Form S-1 of our report dated October 8, 2001, appearing in the Prospectus, which is a part of this Registration Statement and of our report dated October 8, 2001 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ DELOITTE & TOUCHE LLP



San Jose, California


October 16, 2001